UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2011

Allied World Assurance Company Holdings, AG
__________________________________________
(Exact name of registrant as specified in its charter)

Switzerland	001-32938	98-0681223
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lindenstrasse 8, Baar/Zug,		6340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+41-41-768-1080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2011, Allied World Assurance Company Holdings, Ltd (“Allied World Bermuda”), a subsidiary of Allied World Assurance Company Holdings, AG (the “Company”), entered into a warrant repurchase agreement with American International Group, Inc. (“AIG”), a founding shareholder of the Company, pursuant to which Allied World Bermuda repurchased a warrant owned by AIG that entitled AIG to purchase a total of 2,000,000 of the Company’s common shares for $34.20 per share. The aggregate purchase price for the warrant was $53,620,000, which is equal to 2,000,000 times the difference between $61.01, the volume weighted average price as reported by Bloomberg LP of the Company’s common shares over the 5-day trading period ending February 1, 2011, and $34.20, the exercise price of the warrant. The repurchase has been executed separately from the Company’s share repurchase program. This transaction was funded using available cash on hand.

The warrant repurchase agreement and the related press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The description of the warrant repurchase agreement contained herein is qualified in its entirety by reference to the repurchase agreement filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
10.1	Warrant Repurchase Agreement, dated as of February 3, 2011, by and between Allied World Assurance Company Holdings, Ltd and American International Group, Inc.
99.1	Press release, dated February 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, AG

February 3, 2011	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Warrant Repurchase Agreement, dated as of February 3, 2011, by and between Allied World Assurance Company Holdings, Ltd and American International Group, Inc.
99.1	Press release, dated February 3, 2011.